EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2/A of our audit reports for the year ended December 31, 2002 dated February 4, 2003, relating to the financial statements of Biomoda, Inc. We also consent to the reference to our Firm under the caption "Experts".


/s/ Hinkle & Landers
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Hinkle & Landers, P.C.
Albuquerque, New Mexico
Date:    January 12, 2005